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                                                                      EXHIBIT 11

                      FIFTH AMENDMENT TO KOGER EQUITY, INC.
                          COMMON STOCK RIGHTS AGREEMENT
                          DATED AS OF NOVEMBER 23, 1999

         This Fifth Amendment to the Common Stock Rights Agreement dated as of November 23, 1999 (the "Amendment"), is between Koger Equity, Inc., a Florida corporation (the "Company") and Norwest Bank Minnesota, National Association ("Norwest"), and amends the Common Stock Rights Agreement dated as of September 30, 1990 (as amended and in effect on the date hereof, prior to giving effect to the Amendment, the "Amended Rights Agreement").

                              W I T N E S S E T H:

         WHEREAS, on September 30, 1990, the Company entered into a rights agreement (the "Rights Agreement") with the Wachovia Bank and Trust Company, N.A., a national banking association, as Rights Agent under the Rights Agreement authorizing the issuance of rights to purchase on the terms and subject to the provisions of the Rights Agreement, shares of the Company's Common Stock; and

         WHEREAS, on March 22, 1993, the Company entered into the First Amendment to the Rights Agreement with First Union National Bank of North Carolina, a national banking association ("First Union"), as successor Rights Agent; and

         WHEREAS, pursuant to Section 21 of the Rights Agreement, First Union has advised the Company that it desires to resign as Rights Agent under the Amended Rights Agreement; and

         WHEREAS, Norwest has agreed to become the Rights Agent under the Amended Rights Agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual promises herein set forth and other good and valid consideration the sufficiency hereof and thereof being hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Company does hereby appoint Norwest as the Rights Agent under the Amended Rights Agreement to be the successor to First Union, the successor Rights Agent named under the First Amendment to the Rights Agreement, and Norwest does hereby accept the appointment as Rights Agent under the Amended Rights Agreement and agrees to all of the provisions contained in the Amended Rights Agreement and to perform all of


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                  the duties and other acts and assume all of the obligations and responsibilities which may be required of it as Rights Agent under the Amended Rights Agreement except that the Amended Rights Agreement shall be amended as follows:

         (a) In Section 3(c), the reference in the legend contained therein to First Union National Bank of North Carolina, a national banking association, as Rights Agent under the Rights Agreement, is hereby deleted and substituted therefore is Norwest Bank Minnesota, National Association, as the Rights Agent under the Amended Rights Agreement.

         (b) In Section 26 concerning the notice to the Rights Agent, the reference to First Union National Bank of North Carolina, Two First Union Center, M-12, 301 South Tryon Street, Charlotte, North Carolina 28288-1154, Attention: Shareholder Services Group, is hereby deleted, and substituted therefore is the following:


         Mailing Address:                   Street (or Courier) Address:
         ----------------                   ----------------------------
         Norwest Bank Minnesota, N.A.       Norwest Bank Minnesota, N.A.
         Shareowner Services                Shareowner Services
         P. O. Box 64854                    161 North Concord Exchange
         St. Paul, MN 55164-0854            South St. Paul, MN 55075


         (c) In the Form of Rights Certificate which is Exhibit A to the Rights Agreement, the references to First Union National Bank of North Carolina as the Rights Agent and as the Counter-signatory are hereby deleted and substituted therefore is the Norwest Bank Minnesota, National Association.

         2. Except for the amendments set forth in paragraph 1 of this Agreement, all of the provisions, covenants, rights and obligations contained in the Amended Rights Agreement shall continue in full force and effect and be binding upon the parties hereto the same as though they were contained in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and set their respective hands and seals all as of the date and year first above written.


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                                           KOGER EQUITY, INC.



                                           By: /s/ W. Lawrence Jenkins
                                               ---------------------------------
                                               W. Lawrence Jenkins
                                               Vice President/Administration
                                               and Corporate Secretary

Attest:



By:        /s/ Mary H. McNeal
    ---------------------------------
      Title:    Assistant Secretary


                                           NORWEST BANK MINNESOTA, N.A.,
                                           As Rights Agent



                                                 /s/ Nancy J. Rosengren
                                           By:
                                               ---------------------------------
                                               Nancy J. Rosengren
                                               Title:  Vice President


Attest:



By:       /s/ Susan J. Roeder
    ---------------------------------
      Title:     Assistant Secretary


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